Columbia Financial, Inc. Announces Financial Results for the Quarter Ended March 31, 2019

Fair Lawn, New Jersey (April 25, 2019): Columbia Financial, Inc. (the “Company”) (NASDAQ: CLBK), the mid-tier holding company for Columbia Bank (the "Bank"), reported net income of $14.9 million, or $0.13 per basic and diluted share, for the quarter ended March 31, 2019, as compared to net income of $11.8 million for the quarter ended March 31, 2018. No basic and diluted per share amounts were reported by the Company for the quarter ended March 31, 2018 as the Company did not become a public company until April 2018. The March 31, 2019 quarterly earnings reflect higher net interest income and fees, lower loan loss provision as a result of improvement in credit metrics, and a decrease in income tax expense.

Mr. Thomas J. Kemly, President and Chief Executive Officer, commented: "We delivered strong operating results, despite continuing margin pressure in a challenging interest rate environment. We have been successful in building upon our loan and deposit bases consistent with our strategy, and we intend to continue to innovate our product offerings to maintain these relationships as well as establish new ones."

Results of Operations for the Quarters Ended March 31, 2019 and March 31, 2018

Net income of $14.9 million was recorded for the quarter ended March 31, 2019, an increase of $3.1 million, or 26.6%, compared to $11.8 million for the quarter ended March 31, 2018. The increase in net income was primarily attributable to a $3.3 million increase in net interest income, a $1.6 million decrease in provision for loan losses and a $1.5 million increase in total non-interest income, partially offset by a $3.5 million increase in total non-interest expense.
Net interest income was $42.4 million for the quarter ended March 31, 2019, an increase of $3.3 million, or 8.5%, from $39.1 million for the quarter ended March 31, 2018. The increase in net interest income was attributable to an $11.1 million increase in interest income, which was partially offset by a $7.8 million increase in interest expense. The increase in interest income for the quarter ended March 31, 2019 was largely due to increases in both the average balances and yields on loans and securities.

The Company's net interest margin for the quarter ended March 31, 2019 decreased 10 basis points to 2.70%, when compared to 2.80% for the quarter ended March 31, 2018. The weighted average yield on interest-earning assets increased 29 basis points to 4.00% for the quarter ended March 31, 2019 as compared to 3.71% for the quarter ended March 31, 2018. The average cost of interest-bearing liabilities increased 60 basis points to 1.69% for the quarter ended March 31, 2019 as compared to 1.09% for the quarter ended March 31, 2018. Increases in yields and costs for the quarter ended March 31, 2019 reflects the increase in market interest rates that occurred throughout 2018.
The average yield on loans for the quarter ended March 31, 2019 increased 29 basis points to 4.25%, as compared to 3.96% for the quarter ended March 31, 2018, and the yield on securities for the quarter ended March 31, 2019 increased 19 basis points to 2.93%, as compared to 2.74% for the quarter ended March 31, 2018. Increases in yields for the quarter ended March 31, 2019 reflects the increase in market interest rates that occurred throughout 2018. The average yield on other interest-earning assets for the quarter ended March 31, 2019 increased 386 basis points to 6.62%, as compared to 2.76% for the quarter ended March 31, 2018. This was mainly a result of the 2019 average balance including mostly higher yielding Federal Home Loan Bank stock, while the 2018 average balance included higher cash deposits related to the subscriptions for the minority stock offering earning a lower rate of interest.

Total interest expense was $20.5 million for the quarter ended March 31, 2019, an increase of $7.8 million, or 61.1%, from $12.7 million. The increase in interest expense was primarily attributable to a $311.8 million increase in the average balance of certificates of deposit combined with a 61 basis point increase in the cost of deposits. The increase in interest on deposits was driven by higher market rates and a shift in the mix from core deposits to higher costing certificates of deposit. The increase in interest on borrowings was attributable to an increase in the average balance of Federal Home Loan Bank advances combined with a 64 basis point increase in the cost of these borrowings.

The provision for loan losses was $436,000 for the quarter ended March 31, 2019, a decrease of $1.6 million, or 78.2%, from $2.0 million for the quarter ended March 31, 2018. The decrease was primarily driven by more favorable trends in qualitative factors considered in the quarterly review of the allowance for loan losses, coupled with nominal growth in our loan portfolio. Net charge offs decreased to $7,000 for the quarter ended March 31, 2019, as compared to $226,000 for the quarter ended March 31, 2018.
Non-interest income was $6.0 million for the quarter ended March 31, 2019, an increase of $1.5 million, or 32.9%, from $4.5 million for the quarter ended March 31, 2018. The increase was attributable to: income from loan fees related to swap income increasing $347,000, or 73.4%, title insurance fee income increasing $267,000, or 34.5%, due to a higher overall volume of loan closings; income from bank-owned life insurance increasing $256,000, or 24.1%, due to the purchase of an additional $30 million of insurance in the third quarter of 2018; and other non-interest income increasing $291,000, or 24.8%, due to an increase in miscellaneous income.
Non-interest expense was $29.6 million for the quarter ended March 31, 2019, an increase of $3.5 million, or 13.6%, from $26.0 million for the quarter ended March 31, 2018. The increase was driven primarily by increases of $1.5 million, or 8.5%, in compensation and employee benefits, $541,000, or 63.9%, in advertising expense, $465,000, or 59.5%, in professional fees and $900,000, or 58.1%, in other non-interest expense. The higher compensation and employee benefits expense was the result of the costs associated with a newly created employee stock ownership plan, new hires, and other performance-based compensation. The increase in advertising expense was related to costs associated with the opening of our new branch in Newark, New Jersey and marketing of our competitive loan and deposit products. The increase in professional fees was the result of higher legal and accounting fees commensurate with being a public company. A new pension accounting standard, effective January 1, 2019, requires that other components of net periodic benefit costs be reported separately from the service cost component in the statements of income as a component of non-interest expense and is reflected in other non-interest expense. The increase in other non-interest expense was mainly due to a decrease of $368,000 in the credit associated with these pension benefit costs, coupled with an increase of $395,000 in costs for amortization of software related to investments in new technology.
Income tax expense was $3.5 million for the quarter ended March 31, 2019, a decrease of $298,000, or 7.8%, from $3.8 million for the quarter ended March 31, 2018. The Company's effective tax rate was 19.03% and 24.41% for the quarters ended March 31, 2019 and 2018, respectively. The decrease in the effective tax rate for the three months ended March 31, 2019 was primarily driven by maximizing the tax benefits related to a subsidiary of the Bank, along with other previously implemented tax strategies.
Balance Sheet Summary

Total assets increased $125.3 million, or 1.9%, to $6.8 billion at March 31, 2019 from $6.7 billion at December 31, 2018. The increase in total assets was primarily attributable to increases in debt securities available for sale of $57.3 million, debt securities held to maturity of $25.4 million, and loans receivable, net of $31.7 million.

Cash and due from banks increased $23.0 million, or 54.6%, to $65.0 million at March 31, 2019 from $42.1 million at December 31, 2018, as a portion of cash flows from a prepayment on a commercial loan at the end of the quarter was not yet deployed into higher yielding assets.

Debt securities available for sale increased $57.3 million, or 5.5%, to $1.1 billion at March 31, 2019 from $1.0 billion at December 31, 2018. The increase was mainly attributable to purchases of $65.4 million in mortgage-backed securities and corporate bonds, partially offset by maturities of $797,000 in municipal securities, and repayments on mortgage-backed securities. Debt securities held to maturity increased $25.4 million, or 9.7%, to $287.5 million at March 31, 2019 from $262.1 million at December 31, 2018. The increase was mainly attributable to purchases of $28.4 million in mortgage-backed securities and corporate bonds, partially offset by repayments on mortgage-backed securities.

Loans receivable, net, increased $31.7 million, or 0.6%, to $4.9 billion at March 31, 2019 from $4.9 billion at December 31, 2018. The increase was mainly attributable to increases in construction and commercial business loans of $46.0 million and $5.6 million, respectively, partially offset by decreases in multifamily and commercial real estate loans and home equity loans and advances of $9.7 million and $10.3 million, respectively. Residential one-to-four family mortgage loans remained flat due to lower originations and loan sales. Overall loans increased nominally during the quarter, as the level of repayments on loans increased from previous quarters and competition for new loan originations remained strong.

Office properties and equipment increased $6.2 million, or 12.0%, to $58.3 million at March 31, 2019 from $52.1 million at December 31, 2018. The increase is primarily attributable to the purchase of a branch facility previously leased by the Bank, and increases in building improvements related to various banking office and corporate headquarter renovations.
Total liabilities increased $102.9 million, or 1.8%, to $5.8 billion at March 31, 2019 from $5.7 billion at December 31, 2018. The increase is primarily attributable to an increase in total deposits of $192.8 million, or 4.4%, partially offset by a decrease in borrowings of $90.5 million, or 7.6%. The increase in total deposits is primarily attributable to higher certificates of deposit and interest-bearing transaction account balances.

Total stockholders’ equity increased $22.4 million, or 2.3%, to $994.5 million at March 31, 2019 from $972.1 million at December 31, 2018. The net increase was primarily attributable to net income of $14.9 million, coupled with improved fair market values on debt securities within our available for sale portfolio.

Asset Quality
The Company's total non-performing loans at March 31, 2019 totaled $6.8 million, or 0.14% of total gross loans, as compared to $2.8 million, or 0.06% of total gross loans, at December 31, 2018. The increase of $4.0 million in non-performing loans was mainly attributable to increases of $1.9 million in one-to-four family real estate loans, $1.7 million in construction loans and $438,000 in commercial business loans. The current period increase in one-to-four family loans was mainly attributable to the addition of a $1.4 million real estate loan. The $1.7 million construction loan and two non-performing commercial business loans totaling $660,000 are related to one borrower. These three loans were placed into a non-accrual status as of March 31, 2019 as there were concerns regarding their collectability, despite the fact that these loans were not delinquent. The Company had no real estate owned at March 31, 2019 compared to one property owned with a carrying value of $92,000, at December 31, 2018. Non-performing assets as a percentage of total assets totaled 0.10% at March 31, 2019 as compared to 0.04% at December 31, 2018.
The Company's allowance for loan losses was $62.8 million, or 1.26% of total loans at March 31, 2019, compared to $62.3 million, or 1.26% of total loans, at December 31, 2018.
About Columbia Financial, Inc.

The consolidated financial results include the accounts of Columbia Financial, Inc., its wholly-owned subsidiary Columbia Bank (the "Bank") and the Bank's wholly-owned subsidiaries. Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank's mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas. We currently operate 50 full-services banking offices.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “projects,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and securities; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s consolidated financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its minority public offering; and changes in assumptions used in making such forward-looking statements which are subject to numerous risks and uncertainties, including but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Columbia Financial, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP").  This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.  Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods in question.

The Company also provides measurements and ratios based on tangible stockholders' equity. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

For a reconciliation of GAAP to Non-GAAP financial measures included in this press release, see "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)

	March 31,	December 31,
	2019	2018
Assets	(Unaudited)
Cash and due from banks	$65,030	$42,065
Short-term investments	111	136
Total cash and cash equivalents	65,141	42,201

Debt securities available for sale, at fair value	1,090,177	1,032,868
Debt securities held to maturity, at amortized cost (fair value of $284,450 and $254,841 at March 31, 2019 and December 31, 2018, respectively)	287,529	262,143
Equity securities, at fair value	1,428	1,890
Federal Home Loan Bank stock	54,863	58,938
Loans held-for-sale, at fair value	—	8,081

Loans receivable	5,011,349	4,979,182
Less: allowance for loan losses	62,771	62,342
Loans receivable, net	4,948,578	4,916,840

Accrued interest receivable	20,092	18,894
Real estate owned	—	92
Office properties and equipment, net	58,291	52,050
Bank-owned life insurance	185,808	184,488
Goodwill and intangible assets	6,106	6,085
Other assets	98,951	107,048
Total assets	$6,816,964	$6,691,618

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$4,606,628	$4,413,873
Borrowings	1,098,635	1,189,180
Advance payments by borrowers for taxes and insurance	32,757	32,030
Accrued expenses and other liabilities	84,442	84,475
Total liabilities	5,822,462	5,719,558

Stockholders' equity:
Total stockholders' equity	994,502	972,060
Total liabilities and stockholders' equity	$6,816,964	$6,691,618

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Interest income:	(Unaudited)
Loans receivable	$52,260	$43,841
Debt securities available for sale and equity securities	7,659	6,415
Debt securities held to maturity	1,907	464
Federal funds and interest earning deposits	89	485
Federal Home Loan Bank stock dividends	972	586
Total interest income	62,887	51,791
Interest expense:
Deposits	13,679	8,099
Borrowings	6,824	4,631
Total interest expense	20,503	12,730

Net interest income	42,384	39,061

Provision for loan losses	436	2,000

Net interest income after provision for loan losses	41,948	37,061

Non-interest income:
Demand deposit account fees	959	944
Bank-owned life insurance	1,320	1,064
Title insurance fees	1,041	774
Loan fees and service charges	820	473
Gain on securities transactions	126	116
Change in fair value of equity securities	176	—
Gain on sale of loans	132	—
Other non-interest income	1,463	1,172
Total non-interest income	6,037	4,543

Non-interest expense:
Compensation and employee benefits	19,580	18,050
Occupancy	3,831	3,716
Federal deposit insurance premiums	425	428
Advertising	1,388	847
Professional fees	1,247	782
Data processing	638	642
Other non-interest expense	2,450	1,550
Total non-interest expense	29,559	26,015

Income before income tax expense	18,426	15,589

Income tax expense	3,507	3,805

Net income	$14,919	$11,784

Basic and diluted earnings per share	$0.13	N/A
Weighted average shares outstanding	111,536,577	N/A

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Average Balances/Yields

	For the Three Months Ended March 31,
	2019			2018
	Average Balance	Interest and Dividends	Yield / Cost	Average Balance	Interest and Dividends	Yield / Cost
	(Dollars in thousands)
Interest-earnings assets:
Loans	$4,981,804	$52,260	4.25%	$4,485,201	$43,841	3.96%
Securities	1,323,750	9,566	2.93%	1,017,054	6,879	2.74%
Other interest-earning assets	64,956	1,061	6.62%	157,336	1,071	2.76%
Total interest-earning assets	6,370,510	62,887	4.00%	5,659,591	51,791	3.71%
Non-interest-earning assets	369,318			310,564
Total assets	$6,739,828			$5,970,155

Interest-bearing liabilities:
Interest-bearing demand	$1,318,954	$4,216	1.30%	$1,425,078	$2,497	0.71%
Money market accounts	258,334	441	0.69%	297,128	235	0.32%
Savings and club deposits	503,504	195	0.16%	736,212	292	0.16%
Certificates of deposit	1,724,854	8,827	2.08%	1,413,082	5,075	1.46%
Total interest-bearing deposits	3,805,646	13,679	1.46%	3,871,500	8,099	0.85%
FHLB advances	1,118,646	6,824	2.47%	796,772	3,586	1.83%
Junior subordinated debt	—	—	—%	50,661	1,042	8.34%
Other borrowings	—	—	—%	333	3	3.65%
Total borrowings	1,118,646	6,824	2.47%	847,766	4,631	2.22%
Total interest-bearing liabilities	4,924,292	$20,503	1.69%	4,719,266	$12,730	1.09%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	718,537			676,293
Other non-interest-bearing liabilities	117,421			102,734
Total liabilities	5,760,250			5,498,293
Total equity	979,578			471,862
Total liabilities and equity	$6,739,828			$5,970,155

Net interest income		$42,384			$39,061
Interest rate spread			2.31%			2.62%
Net interest-earning assets	$1,446,218			$940,325
Net interest margin			2.70%			2.80%
Ratio of interest-earning assets to interest-bearing liabilities	129.37%			119.93%

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES

The following table summarizes the components of net interest rate spread and margin for the previous five quarters.

	Average Yields/Costs by Quarter
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Yield on interest earning assets:
Loans	4.25%	4.15%	4.01%	3.98%	3.96%
Securities	2.93	2.88	2.75	2.70	2.74
Other interest-earning assets	6.62	5.96	4.45	2.99	2.76
Total interest-earning assets	4.00%	3.91%	3.76%	3.70%	3.71%

Cost of interest bearing liabilities:
Total interest-bearing deposits	1.46%	1.27%	1.16%	0.94%	0.85%
Total borrowings	2.47	2.33	2.52	2.59	2.22
Total interest-earning liabilities	1.69%	1.52%	1.47%	1.20%	1.09%

Interest rate spread	2.31%	2.39%	2.29%	2.50%	2.62%
Net interest margin	2.70%	2.74%	2.65%	2.76%	2.80%

Ratio of interest-earning assets to interest bearing liabilities	129.37%	130.22%	131.35%	127.44%	119.93%

Selected Financial Highlights

	For the Three Months Ended March 31,
	2019	2018
SELECTED FINANCIAL RATIOS (1):
Return on average assets	0.90%	0.80%
Core return on average assets	0.89%	0.79%
Return on average equity	6.18%	10.13%
Core return on average equity	6.14%	10.05%
Interest rate spread	2.31%	2.62%
Net interest margin	2.70%	2.80%
Non-interest expense to average assets	1.78%	1.77%
Efficiency ratio	61.05%	59.66%
Core efficiency ratio	61.21%	59.82%
Average interest-earning assets to average interest-bearing liabilities	129.37%	119.93%

(1) Ratios are annualized for the three month periods presented.

CAPITAL RATIOS:
	March 31,	December 31,
	2019	2018
Company:
Total capital (to risk-weighted assets)	23.58%	23.45%
Tier 1 capital (to risk-weighted assets)	22.33	22.19
Common equity tier 1 capital (to risk-weighted assets)	22.33	22.19
Tier 1 capital (to adjusted total assets)	15.62	15.75

Bank:
Total capital (to risk-weighted assets)	18.66%	19.04%
Tier 1 capital (to risk-weighted assets)	17.41	17.79
Common equity tier 1 capital (to risk-weighted assets)	17.41	17.79
Tier 1 capital (to adjusted total assets)	12.19	12.60

ASSET QUALITY:
	March 31,	December 31,
	2019	2018
	(Dollars in thousands)
Non-accrual loans	$6,769	$2,789
90+ and still accruing	—	—
Non-performing loans	6,769	2,789
Real estate owned	—	92
Total non-performing assets	$6,769	$2,881

Non-performing loans to total gross loans	0.14%	0.06%
Non-performing assets to total assets	0.10%	0.04%
Allowance for loan losses	$62,771	$62,342
Allowance for loan losses to total non-performing loans	927.33%	2,235.28%
Allowance for loan losses to gross loans	1.26%	1.26%
Net charge-offs to average outstanding loans	—%	0.02%

LOAN DATA:
	March 31,	December 31,
	2019	2018
Real estate loans:	(In thousands)
One-to-four family	$1,830,583	$1,830,186
Multifamily and commercial	2,132,503	2,142,154
Construction	307,429	261,473
Commercial business loans	339,483	333,876
Consumer loans:
Home equity loans and advances	383,143	393,492
Other consumer loans	988	1,108
Total gross loans	4,994,129	4,962,289
Net deferred loan costs, fees and purchased premiums and discounts	17,220	16,893
Allowance for loan losses	(62,771)	(62,342)
Loans receivable, net	$4,948,578	$4,916,840

Reconciliation of GAAP to Non-GAAP Financial Measures

Book and Tangible Book Value per Share
	March 31,	December 31,
	2019	2018
	(Dollars in thousands)
Total stockholders' equity	$994,502	$972,060
Less: goodwill	5,716	5,716
Total tangible stockholders' equity	$988,786	$966,344

Shares outstanding	115,889,175	115,889,175

Book value per share	$8.58	$8.39
Tangible book value per share	$8.53	$8.34

Reconciliation of Core Net Income
	Three Months Ended March 31,
	2019	2018
	(In thousands)
Net income	$14,919	$11,784
Less: gain on securities transactions, net	(100)	(88)
Core net income	$14,819	$11,696

Return on Average Assets
	Three Months Ended March 31,
	2019	2018
	(Dollars in thousands)
Net income	$14,919	$11,784

Average assets	$6,739,828	$5,970,155

Return on average assets	0.90%	0.80%

Core net income	$14,819	$11,696

Core return on average assets	0.89%	0.79%

Reconciliation of GAAP to Non-GAAP Measures (continued)

Return on Average Equity
	Three Months Ended March 31,
	2019	2018
	(Dollars in thousands)
Total average stockholders' equity	$979,578	$471,862
Less: gain on securities transactions, net	(100)	(88)
Core average stockholders' equity	$979,478	$471,774

Return on average equity	6.18%	10.13%

Core return on average equity	6.14%	10.05%

Efficiency Ratios
	Three Months Ended March 31,
	2019	2018
	(Dollars in thousands)
Net interest income	$42,384	$39,061
Non-interest income	6,037	4,543
Total revenue	$48,421	$43,604

Non-interest expense	$29,559	$26,015

Efficiency ratio	61.05%	59.66%

Non-interest income	$6,037	$4,543
Less: gain on securities transactions	(126)	(116)
Core non-interest income	$5,911	$4,427

Non-interest expense	$29,559	$26,015

Core efficiency ratio	61.21%	59.82%